EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 25, 2001 included in the Annual Report on Form 10-K of ActivCard Corp. for the year ended December 31, 2002, with respect to the consolidated financial statements of ActivCard S.A.

ERNST & YOUNG AUDIT

Represented by John Mackey

Paris, France

March 27, 2003